Exhibit 99(a)(1)(g)

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Exhibit 99(a)(1)(g)

STOCK OPTION

EXCHANGE PROGRAM

Employee Overview

February 2003

Lattice Semiconductor Corporation Confidential

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LATTICE MAKES NO RECOMMENDATION

•                                          This presentation and the information contained in it are provided for informational purposes only.

•                                          Neither Lattice, nor anyone acting on Lattice’s behalf, makes any recommendation as to whether you should participate in our Stock Option Exchange Program, nor has Lattice authorized any person to make such a recommendation.

•                                          You should carefully read all of our Stock Option Exchange Program documents, which are available on the Lattice intranet site and from our Human Resources and Payroll departments, consult with your personal financial, legal and/or tax advisors, and fully understand the risks before making any decision about whether to participate in our Stock Option Exchange Program.

Lattice Semiconductor Corporation Confidential

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WHY ARE WE DOING THIS?

•                                          We believe stock options can be a key employee motivation and retention tool.

•                                          Currently, the majority of options held by our employees are “underwater”, and thus not a performance or retention incentive.

•                                          We believe this Stock Option Exchange Program will foster retention of our employees and better align the interests of our employees and our stockholders to maximize stockholder value.

•                                          We also want to decrease our option “overhang”

—                                   Overhang means our outstanding options as a percentage of our total outstanding shares.

Lattice Semiconductor Corporation Confidential

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WHAT ARE WE OFFERING?

•                                          Voluntary Stock Option Exchange

—                                   An opportunity to exchange certain of your existing options for a new option.

—                                   A new option will be granted 6 months and 1 day after the cancellation of existing options submitted in this Stock Option Exchange Program.

Lattice Semiconductor Corporation Confidential

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HOW CAN YOU PARTICIPATE IN THIS OFFER?

•                                          To participate in this Stock Option Exchange Program, our Stock Option Administrator:  Michelle Bressman — LHQ,  Fax (503) 268-8116, must receive your properly completed and signed Election Form by Friday, March 14, 2003 at 5:00 pm (PT).

Lattice Semiconductor Corporation Confidential

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KEY TERMS OF THE STOCK OPTION EXCHANGE PROGRAM

ELIGIBILITY

•                                          Eligible Employees

—                                   All worldwide employees are eligible to participate

—                                   Must currently have an Eligible Option

—                                   Must be employed continuously until the date the new option is granted

•              Eligible Options

—                                   Any outstanding option, vested or unvested, with an exercise price greater than or equal to $12 per share.

—                                   Employees may choose, on a grant by grant basis, which eligible options to exchange.

•                                          If you choose to exchange a specific option grant, the entire grant must be exchanged.

•                                          If you choose to exchange ANY option grant, ALL options granted to you since August 13, 2002 must also be exchanged REGARDLESS OF EXERCISE PRICE

•              What is Not Included in this Offer

—                                   Stock, whether obtained from prior exercise of options, ESPP or otherwise.

—                                   Any options with an exercise price below $12 per share.
(Except as provided above.)

Lattice Semiconductor Corporation Confidential

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KEY TERMS OF THE STOCK OPTION EXCHANGE PROGRAM

NEW OPTION GRANTS

•              Price

—                                   New options will be priced at the closing price of our common stock on the date they are granted. (Six months and one day after cancellation.)

•              Number of Shares

—                                   All new option grants will be made based upon an Exchange Ratio of 4 new shares : 7 old shares. (1:1.75)

—                                   Example:

—                                   If you elect to exchange an option of 700 shares @ $24.88 / share.

—                                   You will receive a new option of 400 shares @ future market price / share.

•              Vesting

—                                   The new option will vest on a linear basis over a 2-year period, subject to continued employment.

—                                   0% vested on date of grant.

—                                   12.5% vested three months after grant.

—                                   100% vested two years after grant.

•              Option expiration date

—                                   The new option will expire 10 years after grant.

Lattice Semiconductor Corporation Confidential

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2003 REPLENISHMENT OPTION GRANTS

•              Historically, Lattice has granted annual replenishment option grants to all eligible employees during August

•              In light of this program, the Company does not currently plan to grant ANY replenishment options during 2003.

•                                          Regardless of your decision to participate in our Stock Option Exchange Program, you should assume you WILL NOT receive a replenishment option grant during 2003.

Lattice Semiconductor Corporation Confidential

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IMPORTANT DATES

                DATE                                                     IMPORTANT EVENT

•              February 13, 2003                              OFFER COMMENCES

•              March 14, 2003 *                                OFFER CLOSES

•              March 17, 2003 *                                OPTIONS CANCELLED

•              September 18, 2003 *                        NEW OPTIONS GRANTED

* Dates subject to change in the event the offer period is extended.

Lattice Semiconductor Corporation Confidential

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RISKS OF PARTICIPATION

•                                          Our stock price may increase and the exercise price of new option grants made under this Stock Option Exchange Program may be greater than the exercise price of the exchanged options.

•                                          If your employment with Lattice terminates, for any reason, voluntarily or involuntarily (including death), before the new option grants are made, you will not receive any new options and your cancelled options will not be reinstated.

•              Other Risks

—                                   Participating in this Stock Option Exchange Program involves a number of additional risks including those described in our Stock Option Exchange Program documents, which are available on the Lattice intranet site, in our Human Resources and Payroll departments and on the SEC website.  You should carefully read all of our Stock Option Exchange Program documents and consult with your personal financial, legal and/or tax advisors, and fully understand the risks before making any decision about whether to participate in our Stock Option Exchange Program.

Lattice Semiconductor Corporation Confidential

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SUPPORTING INFORMATION

•                                          The following materials are available on http://intra.latticesemi.com or from the Human Resources or Payroll departments.

—                                   Letter from Cyrus Tsui

—                                   Offer to Exchange Options

—                                   Frequently Asked Questions

—                                   Election Form

—                                   Withdrawal Form

—                                   Schedule TO

•                                          Your Personal Option Status forms will be distributed on February 21, 2003 with your paycheck/pay stub.

•                                          Any changes or updates to the Program will be posted on the Lattice intranet and filed with the SEC.

•                                          Employee Briefing Sessions

—                                   Human Resources and Stock Option Administration will coordinate informational sessions at LHQ, LSV, LTX and LPA during February.

—                                   During these sessions, this presentation will be repeated.

Lattice Semiconductor Corporation Confidential

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QUESTIONS?

•              Terry Dols, Vice President Human Resources

•                                          (503) 268-8120

•              Bob Adam, Manager Payroll and Benefits

•                                          (503) 268-8675

Lattice Semiconductor Corporation Confidential

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